Exhibit 21.1

Subsidiaries of Abercrombie & Fitch Co.

The direct and indirect subsidiaries of Abercrombie & Fitch Co at January 29, 2022, are listed below.

	Name:	State or Other Jurisdiction of Incorporation or Organization:
1.	Abercrombie & Fitch Holding Corporation (a)	Delaware
2.	Abercrombie & Fitch Distribution Company (b)	Ohio
3.	Abercrombie & Fitch Management Co. (b)	Delaware
4.	A & F Trademark, Inc. (c)	Delaware
5.	Abercrombie & Fitch Stores, Inc. (c)	Ohio
6.	Abercrombie & Fitch Foundation (a)	Ohio
7.	Hollister Co. (c)	Delaware
8.	Abercrombie & Fitch International, Inc. (c)	Delaware
9.	Fan Company, LLC (c)	Ohio
10.	Canoe, LLC (c)	Ohio
11.	Crombie, LLC (c)	Ohio
12.	DFZ, LLC (c)	Ohio
13.	NSOP, LLC (c)	Ohio
14.	J.M.H. Trademark, Inc. (d)	Delaware
15.	Abercrombie & Fitch Europe SAGL (o)	Switzerland
16.	Abercrombie & Fitch Hong Kong Limited (f)	Hong Kong
17.	AFH Puerto Rico LLC (f)	Ohio (Qualified in PR)
18.	A&F Canada Holding Co. (f)	Delaware
19.	Abercrombie & Fitch Trading Co. (g)	Ohio
20.	AF 1892 Mexico, S. de R. L. de C.V. (r)	Mexico
21.	AFH Canada Stores Co. (h)	Nova Scotia
22.	AFH Japan GK (i)	Japan
23.	Abercrombie & Fitch Italia SRL (i)	Italy
24.	AFH Stores UK Limited (i)	United Kingdom
25.	Abercrombie & Fitch (France) SAS (i)	France
26.	Abercrombie & Fitch (Spain) S.L. (i)	Spain
27.	Abfico Netherlands Distribution B.V. (i)	The Netherlands
28.	AFH Hong Kong Limited (i)	Hong Kong
29.	A&F Hollister Ireland Limited (i)	Ireland
30.	AFH Hong Kong Stores Limited (i)	Hong Kong
31.	AFH Singapore Pte. Ltd. (i)	Singapore
32.	A&F HCo Stores AT GmbH (i)	Austria
33.	AFH Belgium SPRL (i)*	Belgium
34.	AFH Korea Yuhan Hoesa in liquidation (i)	South Korea
35.	AFH Poland Sp. z.o.o. (i)	Poland
36.	AFH Co. Stores Netherlands B.V. (i)	The Netherlands
37.	AFH Fulfillment NL B.V. (i)	The Netherlands
38.	AFH Taiwan Co., Ltd. (i)	Taiwan
39.	AFH Logistics DWC-LLC (i)	Dubai
40.	Abercrombie & Fitch Procurement Services, LLC (j)	Ohio

41.	Hollister Co. California, LLC (j)	California
42.	AFH Germany GmbH (k)	Germany
43.	AFH Sweden Aktiebolag (k)	Sweden
44.	AFH Trading (Shanghai) Co., LTD. (l)	Peoples Republic of China
45.	AFH International Trading Shanghai Co., Ltd. (l)	Peoples Republic of China
46.	Hollister Fashion L.L.C (m)	Dubai
47.	AFH BLP HK Limited (i)	Hong Kong
49.	Majid Al Futtaim Apparel Ready Wear/WLL (p)	Kuwait
50.	Abercrombie & Fitch Europe Holding GmbH in Liquidation (m)	Switzerland
51.	Abercrombie & Fitch Holding B.V. (q)	The Netherlands
52.	Abercrombie & Fitch Worldwide Holding LLC (f)	Ohio
53.	Abercrombie & Fitch Holding SAGL (o)	Switzerland
55.	AFH International Trading (Shenzhen) Co., Ltd. (l)	Peoples Republic of China
56.	Social Tourist LLC (s)	Delaware

(a)	Wholly-owned subsidiary of Abercrombie & Fitch Co., the Registrant
(b)	Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation
(c)	Wholly-owned subsidiary of Abercrombie & Fitch Management Co.
(d)	Wholly-owned subsidiary of A&F Trademark, Inc.
(e)	Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.
(f)	Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.
(g)	Wholly-owned subsidiary of J.M.H. Trademark, Inc.
(h)	Wholly-owned subsidiary of A&F Canada Holding Co.
(i)	Wholly-owned subsidiary of Abercrombie & Fitch Holding SAGL
(j)	Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.
(k)	Wholly-owned subsidiary of Abfico Netherlands Distribution B.V.
(l)	Wholly-owned subsidiary of AFH Hong Kong Limited
(m)	Subsidiary of third-party Majid Al Futtaim Fashion LLC (51.33%) and AFH Logistics DWC-LLC (48.67%)
(n)	Wholly-owned subsidiary of Abercrombie & Fitch Worldwide Holding LLC
(o)	Wholly-owned subsidiary of Abercrombie & Fitch Holding B.V.
(p)	A&F has no equity interest in this joint venture
(q)	Subsidiary of Abercrombie & Fitch Trading Co. (51.2%) and Abercrombie & Fitch Europe Holding GmbH in Liquidation (48.8%)
(r)	Subsidiary of Abercrombie & Fitch International, Inc. (99.0%) and Abercrombie & Fitch Worldwide Holding LLC (1.0%)
(s)	Subsidiary of Abercrombie & Fitch Management Co. and third-party Dixar L.L.C.

*    Abfico Netherlands Distribution B.V. owns .0018% of AFH Belgium SPRL., and Abercrombie & Fitch Holding SAGL owns the remaining 99.9982%.